Exhibit 10.2

FOURTH AMENDMENT TO LEASE

ATLANTIC-PHILADELPHIA REALTY LLC, LANDLORD

AND

HEARTWARE, INC., TENANT

This Fourth Amendment to Lease (this “Fourth Amendment”), dated July 30, 2012, and is entered into by and between ATLANTIC-PHILADELPHIA REALTY LLC, c/o Atlantic Management Corporation, 205 Newbury Street, Framingham, MA 01701, hereinafter referred to as “Landlord” and HEARTWARE, INC., a Delaware corporation, hereinafter referred to as “Tenant.”

WITNESSETH:

WHEREAS, Tenant and Landlord executed a lease dated December 27, 2006 (the “Initial Lease”), of certain premises situated on the first floor of the building and referenced as Suite 101 (the “Original Premises”), located at 205 Newbury Street, Framingham, Massachusetts ( the “Building”); and

WHEREAS, the Initial Lease was amended by the First Amendment to Lease dated August 19, 2008, by a Second Amendment to Lease dated August 9, 2010, and by a Third Amendment to Lease dated June 30, 2011 (the Initial Lease, as amended through the Third Amendment to Lease, is referred to hereinafter as the “Lease”); and

WHEREAS, the Tenant has requested and the Landlord agrees to lease to the Tenant additional space on the second floor totaling 3,470 square feet of space (Suite 203 - hereinafter referred to as the “New Additional Premises” under the Lease; and

WHEREAS, the Landlord and Tenant have agreed to amend the defined terms and other sections of the Lease to reflect certain agreements relating to the New Additional Premises, such as the Term, Delivery Date, Rent, Tenant Improvements, Operating Expenses and Tenant’s Percentage of CAM and Tax costs to reflect their agreements regarding the New Additional Premises, all as hereinafter set forth;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Effective Date. This Fourth Amendment shall be effective on the date that Landlord delivers the New Additional Premises to Tenant (substantially completed with the Tenant Improvements as outlined in Section 4. hereof), which is expected to occur on or about January 1, 2013,

2. Amendment of Article 1 of the Lease – Section 1.1. Section 1.1 of the Lease is hereby amended as follows:

a. The term “TENANT SPACE” is hereby amended by adding to the Premises the New Additional Premises, as previously defined and shown on the attached plan of premises marked “Exhibit A”, hereby replacing all previous plans depicting Tenant’s premises.

b. The subject “RENTABLE FLOOR AREA OF TENANT SPACE” is hereby amended by adding 3,470 rentable square feet, being the New Additional Premises.”

c. The subject “RENT AND TERM COMMENCEMENT DATE” is hereby amended by adding, relative to the New Additional Premises only, the date that Landlord delivers the New Additional Premises to Tenant, which is expected to occur on or about January 1, 2013.

d. The subject “TERM” is hereby amended, with respect to the New Additional Premises only, as follows: Beginning on the date of delivery of the New Additional Premises to Tenant, and terminating June 30, 2015. The Lease terminates, as to all other premises leased, on December 31, 2014.

e. The subject “TENANT’S PROPORTIONATE SHARE” is hereby amended by deleting reference to “31.28%” and replacing it with “37.4%, which percentage shall be effective on the Effective Date. The New Additional Premises represent a Tenant’s Proportionate Share, from and after January 1, 2015, of 6.1%.

f. The subject “TERMINATION DATE” is hereby amended, with respect only to the New Additional Premises, to be June 30, 2015. With respect to all other premises leased by Tenant, the Termination Date remains December 31, 2014.

g. The subject “BASE YEAR FOR CALCULATING LANDLORD’S OPERATING EXPENSES” is hereby amended by adding the following: “Relative to the New Additional Premises only, the Base Year for calculating Landlord’s Operating Expenses shall be 2012.”

h. The subject “REAL ESTATE TAX BASE YEAR” is hereby amended by adding the following: “Relative to the New Additional Premises only, the Real Estate Tax Base Year shall be fiscal year 2013.”

i. The subject “ANNUAL BASE RENT” is hereby amended by adding to the schedule set forth in the Third Amendment the following:

(i) For the New Additional Premises, $21.75 per rentable square foot from January 1, 2013 through June 30, 2014 and then $22.25 per rentable square foot from July 1, 2014 through June 30, 2015;

j. The subject “PARKING” is hereby amended by adding the following: “Tenant will receive an additional 3.8 parking spaces per 1,000 square feet rented, being 13 additional parking spaces, for the New Additional Premises only, on a first come first serve basis.”

3. Further Amendment of Article 1 of the Lease. Section 1.2 Exhibits is hereby amended by adding Exhibit B-5, showing the New Additional Premises.

4. Tenant Improvements. At Landlord’s expense, Landlord does hereby agree to complete the following improvements to the New Additional Premises: (i) create openings between the New Additional Premises and the contiguous premises currently leased by Tenant, Suite 202 and Suite 204, (ii) remove the existing kitchen area from the New Additional Premises; (iii) paint the New Additional Premises, and (iv) remove existing carpet and baseboard, and re-carpet and add baseboard to the New Additional Premises, including what is now the kitchen area.

5. Additional Security Deposit. The Tenant shall deliver to the Landlord a security deposit for the New Additional Premises only, equal to $6,289.38, representing one month’s rent. This additional security deposit will apply only to the New Additional Premises but will otherwise be governed in accordance with the terms of Section 10.16 of the Lease.

6. Brokers. Landlord shall be responsible for the payment of all brokerage fees due to R. W. Holmes Realty (“Holmes”) in connection with this Fourth Amendment pursuant to a separate agreement between Landlord and Holmes.

7. No Other Amendments. Except as otherwise provided herein, the Lease is hereby ratified and confirmed and shall remain unmodified and in full force and effect.

Executed as a sealed instrument by the duly authorized signatories of the parties hereto in two or more counterparts as of the day and year first above written.

LANDLORD:		TENANT:

ATLANTIC-PHILADELPHIA REALTY, LLC		HEARTWARE, INC.
By its Managing Agent,
Atlantic Management Corporation

By:	/s/ David A. Capobianco	By:	/s/ Douglas Godshall
Its:	David A. Capobianco	Its:	Douglas Godshall
CEO